Exhibit 99.1

FOR IMMEDIATE RELEASE

November 10, 2016

BARINGTON/HILCO ACQUISITION CORP. ANNOUNCES

EXTENSION OF TIME TO CONSUMMATE A BUSINESS COMBINATION

New York, NY, November 10, 2016 – Barington/Hilco Acquisition Corp. (Nasdaq: BHACU), a blank check acquisition company (the "Company"), announced today that, pursuant to the terms of its IPO prospectus, the Company has deposited $100,000 into its trust account held at Continental Stock Transfer & Trust Company for the benefit of its public stockholders in order to extend the date by which it must complete a business combination by three months, from November 11, 2016 to February 11, 2017. In order to fund the deposit, the Company has obtained loans from its sponsors, affiliates of Barington Capital Group, L.P. and Hilco Global. The loans are evidenced by promissory notes that are payable upon the consummation of a business combination by the Company, either in cash or, at each sponsor’s discretion, by conversion into private units of the Company.

About Barington/Hilco Acquisition Corp.

Barington/Hilco Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination. The Company’s efforts to identify target businesses are not limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect the Company's management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company's prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

CONTACT:

Jared L. Landaw

Barington/Hilco Acquisition Corp.

Telephone: (212) 974-5713

Email: jlandaw@barington.com